Exhibit 10.8

Agreement to Change Loan Repayment

Creditor Park Yongjoo “The Former” and debtor Glaam Co., Ltd. “The Latter” agree to change the loan repayment date as follows.

- As follows –

1. Amount of debt: KRW 20 million (KRW 20,000,000)

2. Repayment date: Dec. 29, 2023

Dec. 04, 2023

Creditor (The Former)	Address: Resident registration number: Name:	6-1, Jeil-ro 96beon-gil (Sujin-dong), Sujeong-gu, Seongnam-si, Gyeonggi-do 520520-2228326 /s/ Park Yongjoo
Debtor (The Latter)	Address: Business registration number: Company:	298-42, Cheongbukjungang-ro, Chungbuk-eup, Pyeongtaek-si, Gyeonggi-do 211-87-65996 /s/ Glaam Co., Ltd. CEO Kim Kyungrae